OFFICE BUILDING LEASE

1. Parties.

1.1 This Lease, dated for reference purposes only, July 6, 2006 is made by and between JMA Trust, Michael Hirsh, & Patricia Knapp, aka: The Patio Building, (herein called "Landlord") and TechnoConcepts, Inc., (herein called "Tenant").

2. Premises.

2.1 Landlord herby leases to Tenant and Tenant hereby leases from Landlord for the terms and conditions set forth herein, a portion of that certain real property situated in the County of Orange, State of California, commonly known as the Patio Building located at 2182 Dupont Drive in Irvine, California, and described as approximately 1202 square feet and identified as Suites #13 & 15 Said real property is hereafter called the "Premises".

3. Term.

3.1 **Term.** The term of this Lease shall be for one (1) month commencing on August 1, 2006 and ending upon thirty (30) days written notice or unless extended by written agreement. Tenant shall vacate the Premises on the last day of the lease period unless otherwise extended in writing by mutual agreement between Landlord and Tenant. All equipment and furnishings shall be removed from the offices by 12:00 PM on the last day of the month.

3.2 **Delay in Commencement**. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in the case Tenant shall not be obligated to pay rent until possession of the Premises is delivered to Tenant. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Tenant shall not pay rent for such early possession.

4. Rent.

4.1 Tenant shall pay to landlord as rent for the premises equal monthly payments of <u>$2,283.80</u> per month, in advance, on the first day of each month of the term hereof. Rent shall be made payable to *Osborne Properties, c/o AMC Management, 1600 Dove Street, Suite 140, Newport Beach, California, 92660*, or such place as Landlord may designate in writing. Tenant shall pay Landlord upon the execution hereof as rent for the first whole or partial month. Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment based upon a thirty-day month. Rent shall be payable in lawful money of the United State to Landlord at the address stated herein or to such other persons or at such places as Landlord may designate in writing. In the event rent is not received by the 10th day of the month, Tenant shall pay a ten (10%) percent or $50.00 late fee, which ever is greater (see Summary of Lease attached hereto). A ten (10%) percent or $25.00 returned check fee, whichever is greater, in the event Tenant's check is returned. Both sums are to compensate Landlord for its damages or costs in the collection of the rent. Acceptance of any such sum shall not limit Landlord's rights and remedies upon default by Tenant. All discrepancies in Tenant's billing must be directed to Landlord's office in writing within 30 days of Tenant's receipt of billing. It will be assumed that tenant is in receipt of the rent statement within three days after the invoice is sent.

4. Security Deposit.

5.1 Tenant shall deposit with Landlord the total sum of <u>$2,283.80</u> as the security deposit for the faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any sum to which Tenant may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or a portion of said deposit, Tenant shall within ten (10) days after written demand therefore, deposit with Landlord a sum in an amount sufficient to restore said deposit to the full amount herein above stated. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general funds account. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not therefore been applied by Landlord, shall be returned, without payment of interest or other increment for its use to Tenant (or at landlords option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

6. **Use.**

6.1 The Premises shall be used and occupied only for the purpose set forth and shall not be used for any other purpose without Landlord's prior written consent. Tenant will complete a "Tenant Information Sheet" for each person(s) that will be occupying or using the Premises.

6.2 **Compliance with Law.** Tenant shall, at Tenant's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Tenant's of the Premises, or the operation of Tenant's business. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, increase the cost of insurance, or which shall tend to disturb such other tenants.

6.3 **Condition of Premises.** Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the Premises or their use, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agents has made any representations or warranty as to the suitability of the Premises for the conduct of Tenant's business.

7. **Services.**

7.1 **Services Provided by Landlord.** Landlord shall provide five (5) day janitorial service, electric, gas and water service (as applicable) to the Premises. Heating and air conditioning shall be provided between 8:00 a.m. and 6:00 p.m. Monday through Friday and between 8:00 a.m. and 1:00 p.m. Saturday, excluding legal holidays. This schedule is at the sole discretion of Landlord.

7.2 **Services Paid for by Tenant.** Tenant will pay for telephone/fax service and connections, and any computer cabling required by Tenant.

7.3 **Interruptions.** There shall be no abatement of rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord's reasonable control or in cooperation with governmental request or directions.

8. **Repairs and Maintenance.**

8.1 **Landlord's Obligations.** Landlord shall repair and maintain the common areas and the structural portions of the building in which the Premises are located, which structural portions include only the foundations, bearing and exterior walls (excluding glass and doors), sub-flooring, roof, the heating and air conditioning, sewage systems, except for damage caused by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. There shall be no abatement of rent or liability of Landlord on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Premises or the Project or any part thereof except to the extent caused by Landlord's gross negligence. Tenant expressly waives the benefit of any statue now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

9. **Alterations.**

9.1 Tenant shall not make any alteration in or to the Premises without the prior written consent of Landlord.

10. **Mechanics' Liens.**

10.1 Tenant shall pay, when due, all claims for labor or materials furnished or alleged to be furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or material-men's lien against the Premises or the Project.

11. **Rules and Regulations.**

11.1 Tenant agrees to abide by and conform to the rules and regulations with respect to the Project and common areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the common areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants, their agents, employees and invitees of the Project.

12. **Changes.**

12.1 Landlord shall have the right, in Landlord's sole discretion, from time to time:

(a) To make changes to the Project interior and exterior and common areas;

(b) To close temporarily any of the common areas for maintenance purposes so long as reasonable or alterations to the Project or any portion thereof.

13. **Tenant's Signs.**

13.1 Tenant shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises or the Project any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Landlord. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

14. **Security Measures.**

14.1 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties.

15. **Assignment and Subletting.**

15.1 Tenant shall not assign, mortgage or encumber the Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others without the written consent of Landlord in each instance, which consent may not be unreasonably withheld. If Landlord grants such consent, and as a conditions thereof, during the term of such Lease, Landlord shall be entitled to all rents, additional charges or other consideration payable to Tenant by the subtenant in the excess of the rent and other charges coming due under this Lease.

16. **Holding Over.**

16.1 If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, Tenant's occupancy of the Premises shall be, as a tenant at will terminable at any time by Landlord. Tenant shall pay to Landlord rent for such time as Tenant remains in possession at the rate of 150% of the total amount of rent payable

hereunder for the month immediately preceding termination date of this Lease, and in addition thereto, shall pay Landlord for all actual damages sustained by reason of Tenant's retention of possession.

17. **Surrender of The Premises.**

17.1 Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition, normal wear and tear expected, clean and free of debris. Any alterations, additions, or improvements shall remain on and be surrendered with the Premises, except that Landlord may, at its option, require that Tenant at Tenant's cost remove any or all of said alterations, additions, or improvements, including but not limited to any signs, notices and displays placed by Tenant, and restore the Premises to its condition as of the Commencement Date, normal wear and tear expected. Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air-conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises in good operating condition.

18. **Indemnification.**

18.1 Tenant shall indemnify, save, defend, protect, and hold Landlord and Landlord's directors, officers, employees, agents, guest, invitees, and lenders harmless from and against all claims, suits, actions, damages, liabilities and expenses in connection with loss of life, bodily or personal injury, property damage, or damage to Tenant's business occurring or arising from or out of the use or occupancy of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Tenant or Tenant's invitees, whether occurring in or about the Premises, or in the common areas or elsewhere within the building of which the Premises are a part. Tenant's duty of indemnification shall not apply to injury, loss, or damage proximately caused by the negligence or willful act of Landlord or its agents, contractors or employees. Tenant shall further indemnify, save, protect and hold Landlord harmless from any and all claims, suits, actions, damages or liabilities arising out of Tenant's failure to perform and abide by the obligations of this Lease.

19. **Tenant's Insurance.**

19.1 Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease:

(a) Comprehensive general liability insurance with broad form general liability endorsement, in an amount of not less than $500,000 per occurrence of bodily injury and property damage combined, or in a greater amount as reasonably determined by Landlord, and shall insure Tenant with Landlord as additional insured against liability

arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Tenant hereunder.

(b) Worker's compensation coverage as required by law, together with employer's liability coverage, with a limit not less than $500,000.

(c) Replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all Tenant's personal property, fixtures, equipment, and tenant improvements.

19.2 Tenant shall deliver to Landlord copies of liability insurance policies required under (a) above, or certificates evidencing the existence and amounts of such insurance, within seven (7) days after the Commencement Date. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals thereof.

20. **Notices.**

20.1 All notices, demands or other communications ("Notices") permitted or required to be given hereunder shall be in writing, and if mailed, postage prepaid shall be deemed given three (3) days after the date of mailing thereof or on the date of actual receipt.

21. **Smoking.**

21.1 To preserve the quality of the environment in the Office Suites, of which the Premises are a part, Tenant agrees that smoking is not permitted in the confines of Tenant's Premises and nowhere within the common area including the bathrooms.

22 **Credit Report-Not applicable**

22.1 Tenant will complete and return the requested credit application prior to the commencement of said lease term. Tenant authorizes Landlord to run a credit report at Tenant's sole cost.

SIGNATURE PAGE

Landlord: JMA Trust, Michael Hirsh, & Patricia Knapp

AT: 2172 Dupont Drive, Suite 12
Irvine, CA 92612

DATE: 8-1-06

By: ______________________
Dennis L. Osborne
As Agent for Landlord
Phone: 949.724.1040
Fax: 949.417.1917

TENANT: Techno Concepts, Inc.

AT: 6060 Sepulveda Blvd., Suite #202
Van Nuys, CA 91411

DATE: 7/10/06

By: ______________________
Name: Antonio Turgeon, President

By: ______________________
Name: Michael Handelman, CFO


41'-10"
12'-3"
17'-5"
12'-2"
Suite 13
Suite 15
197 SF
179 SF
56 SF
16'-1"
30'-1"
29'-2"
15'-11"
14'
14'-2"
154.5 SF
154.5 SF
154.5 SF
154.5 SF
12'-3"
12'
12'
11'-10"
48'

Office Space 2182
Suite 13 & 15
1,202 SF

THE PATIO BUILDING
2182 Dupont
RULES AND REGULATIONS ATTACHED TO AND MADE PART OF OFFICE SPACE LEASE

1. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgement of Landlord shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing herein contained shall be constructed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in the offices or spaces along the perimeter of the Building must be florescent, or a quality, type, design and bulb color approved by Landlord.

3. No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge an expense incurred in such removal to the tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4. The toilets and wash basins and other plumbing fixtures shall not for any purpose other than for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees shall have caused the same.

5. No tenant shall mark, paint, drill into, or in anyway deface any part of the Building. No boring, cutting, or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord as Landlord may direct.

6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises and no cooking shall be done or permitted by any tenant on the premises except that the use of microwave ovens and the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape the premises.

7. Except as may be specifically permitted by the Lease, the premises shall not be used for manufacturing of the storage of merchandise except as such storage me be incidental to the use of the premises for general office purposes. No tenant shall occupy or permit any portion of his premises to be occupied as an office for a public stenographer or typist, or in the manufacture of sale of liquor, narcotics, or tobacco in any form, or a medical office, or as a barber shop, manicure shop or employment agency. No tenant shall engage or pay any employee on the premises except those actually working for such tenant on the premises nor advertise for laborers giving an address at the premises. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

8. No tenant shall make, or permit to be made any unseemingly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way.

9. No tenant shall throw anything out of doors or down the passageways.

10. No tenant shall at any time bring or keep upon the premises any inflammable, combustible or explosive fluid, chemical or substance. The tenant shall not do or permit anything to be done in the leased premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

11. No additional locks or bolts of any kind shall be placed on any of the doors or windows by any tenant, nor shall any changes be made in the existing locks or the mechanism thereof. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by such tenant, and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12. All removals or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought in the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation in the Building of heavy objects which might overload the floors.

13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

14. Any persons employed by any tenant to do janitor work, shall, while in the Building and outside of the premises, be subject to and under the control and direction of the manager of the building (but not as an agent or servant of said manager or the Landlord, and tenant shall be responsible for all acts of such persons).

15. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

16. The requirements of tenants will be attended to only upon notification of the Building manager or management company.

17. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

18. All office equipment of any electrical or mechanical nature shall be placed by tenants in the premises in setting approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

19. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

20. There shall not be used in any space, or in the public halls of the Building, either by tenants or others, any hand trucks except those equipped with rubber tires and side guards.

21. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, all boxes, and other office equipment affixed to the premises shall be subject to the approval of Landlord.

22. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's ray fall directly on the windows of the premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

23. All parking drives and area, pedestrian walkways and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

SUMMARY OF LEASE

Landlord:	JMA Trust, Michael Hirsh, and Patricia Knapp
Tenant:	TechnoConcepts, Inc.
Premises:	2182 Dupont Drive, Irvine, CA
Suite #:	13 & 15
Lease Term:	One (1) Month
Start:	August 1, 2006
Ending:	Upon thirty (30) Days Notice
Monthly Rent:	$2,283.80
Security Deposit:	$2,283.80
Rental Payment:	I, the undersigned, acknowledge that rent is due on the 1st day Of the month and that penalties or notice to vacate could be Imposed on or after the 10th of the month.
Late Fee:	Ten (10%) of the total invoice or $50.00, whichever is greater, For each late payment. Ten (10%) of total invoice or $25.00, Whichever is greater, for each returned check.
Tenant Signs:	Tenant will be provided a door sign per building standards with the suite number and tenant's name applied. Tenant will be charged $80.00 for the door sign and Landlord will pay for and install two directory strips in the building directories.
Parking:	Tenant shall be entitled to six (6) unreserved parking spaces and shall not use more than said number.
Notice Conditions:	Notice must be given in writing and must be received on or before the last day of the month prior to a 30 day notice.
Read & Accepted:	(Tenant Signature)
Date:	7/7/06